Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction
ASA Knowledge Pty Ltd	Australia
BMC Receivable Corporation II B.V.	Netherlands
BMC Receivables Corporation No. 2	Delaware
BMC Receivables Corporation No. 3	Delaware
BMC Receivables Corporation No. 4	Delaware
BMC Receivables Corporation No. 5	Delaware
BMC Software (China) Limited	China
BMC Software (Eagle Eye) LTD	Israel
BMC Software (Hong Kong) Limited	Hong Kong
BMC Software (Thailand) Limited	Thailand
BMC Software (Philippines) Inc.	Philippines
BMC Software (New Zealand) Limited	New Zealand
BMC Software A/S	Denmark
BMC Software AB	Sweden
BMC Software AS	Norway
BMC Software Asia Pacific Pte Ltd	Singapore
BMC Software Asia Sdn Bhd	Malaysia
BMC Software (Australia) Pty. Ltd.	Australia
BMC Software Belgium N.V.	Belgium
BMC Software Canada Inc.	Canada
BMC Software Capital LLC	Delaware
BMC Software Cayman, LDC	Grand Cayman Islands
BMC Software de Argentina S.A.	Argentina
BMC Software de Mexico, S.A. de C.V.	Mexico
BMC Software Development France SAS	France
BMC Software Distribution B.V.	Netherlands
BMC Software Distribution de Mexico S.A. de C.V.	Mexico
BMC Software Distribution, Inc.	Delaware
BMC Software do Brasil Ltda.	Brazil
BMC Software Education, Inc.	Delaware
BMC Software Europe	Ireland
BMC Software European Holding	Ireland
BMC Software France SAS	France
BMC Software France BIS SAS	France
BMC Software GmbH	Austria
BMC Software GmbH	Germany
BMC Software GmbH	Switzerland
BMC Software Holding B.V.	Netherlands
BMC Software Holding II B.V.	Netherlands
BMC Software Holding France SAS	France
BMC Software Hungary Sales Limited Liability Company	Hungary

Name	Jurisdiction
BMC Software India Private Limited	India
BMC Software Investment B.V.	Netherlands
BMC Software Investment, L.L.C.	Delaware
BMC Software Israel, Inc.	Delaware
BMC Software Israel LTD	Israel
BMC Software Israel Sales (2000) Limited	Israel
BMC Software K.K.	Japan
BMC Software Korea Co., Limited	Korea
BMC Software Limited	United Kingdom
BMC Software Mauritius	Mauritius
BMC Software MEPE	Greece
BMC Software OY	Finland
BMC Software S.A.	Spain
BMC Software Sales (Poland) Sp.o.o.	Poland
BMC Software Services, Inc.	Delaware
BMC Software Taiwan Limited	Taiwan
BMC Software Texas, Inc.	Delaware
BMC Software Texas, L.P.	Texas
BMC Software Yazilim Hlzmetleri Limited Sirketi	Turkey
BMC Software, Srl	Italy
Boole & Babbage Portugal InformÜtica Sociedade Unipessoal, Limitada	Portugal
Calendra Corporation	Delaware
Calendra SA	France
Calendra UK Limited	United Kingdom
Evity, Inc.	Delaware
Information Technology Masters International S.A.	Luxembourg
Information Technology Masters Technologies S.A.	Luxembourg
IT Masters, Inc.	Delaware
Marimba France SARL	France
Marimba, Inc.	Delaware
Marimba Software UK Limited	United Kingdom
New Dimension Software, Inc.	Delaware
Simulus Limited	United Kingdom
Software Capital Finance LLC	Delaware
Software Capital Holding LLC	Delaware
Software Capital LP	Delaware
Software Credit LP	Delaware
The European Software Company	Ireland
Viadyne Corporation	Canada